Exhibit 4.2C

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2012, among Badlands Power Fuels LLC, a Delaware limited liability company (“Power Fuels”), Badlands Power Fuels, LLC, a North Dakota limited liability company (“ND Power Fuels”), Landtech Enterprises, L.L.C., a North Dakota limited liability company (“Landtech”) and Badlands Leasing, LLC, a North Dakota limited liability company (“Leasing” and, collectively with Power Fuels, ND Power Fuels and Landtech, the “Guaranteeing Subsidiaries”), each a subsidiary of Heckmann Corporation, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 10, 2012, as amended by the First Supplemental Indenture, dated as of April 10, 2012, and the Second Supplemental Indenture, dated as of September 19, 2012 (as so amended, the “Indenture”), providing for the issuance of 9.875% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantees and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BADLANDS POWER FUELS, LLC, as
Guaranteeing Subsidiary

By:	HECKMANN CORPORATION, its
Managing Member

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Executive Vice President, Corporate
Development, and Chief Legal Officer

BADLANDS POWER FUELS, LLC, as
Guaranteeing Subsidiary

By:	BADLANDS POWER FUELS, LLC, its
Managing Member

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President

LANDTECH ENTERPRISES, L.L.C., as
Guaranteeing Subsidiary

By:	BADLANDS POWER FUELS, LLC, its
Managing Member

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President

[Signature page to Third Supplemental Indenture]

BADLANDS LEASING, LLC, as Guaranteeing
Subsidiary

By:	BADLANDS POWER FUELS, LLC, its
Managing Member

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Executive Vice President, Corporate Development and Chief Legal Officer

HECKMANN WATER RESOURCES
CORPORATION, as a Guarantor

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President

HECKMANN WATER RESOURCES
(CVR), INC., as a Guarantor

By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President

[Signature page to Third Supplemental Indenture]

1960 WELL SERVICES, LLC, as a Guarantor

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

HEK WATER SOLUTIONS, as a Guarantor

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

HECKMANN ENVIRONMENTAL SERVICES, INC., as a Guarantor

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

THERMO FLUIDS INC., as a Guarantor

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

APPALACHIAN WATER SERVICES, LLC, as a Guarantor

By:	HEK WATER SOLUTIONS, LLC, its Managing Member

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

[Signature page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature page to Third Supplemental Indenture]